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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS







We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Incentive Stock Option Plan of Commerce One, Inc. of our report dated March 5, 1999 (except for Note 8, as to which the date is June 25, 1999) with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and our report dated March 5, 1999 with respect to the financial statements of VEO Systems, Inc. as of December 31, 1998 and for the year then ended, included in the Registration Statement (Form S-1, No. 333-76987), as amended, and the related Prospectus of Commerce One, Inc., and of our report dated December 30, 1999 with respect to the financial statements of CommerceBid.com, Inc. as of October 31, 1999, included in the Current Report on Form 8-K/A of Commerce One, Inc. dated January 25, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP



Walnut Creek, California
February 2, 2000